Exhibit 10.3

2026 LIMITED WAIVER AND AMENDMENT

This 2026 LIMITED WAIVER AND AMENDMENT (this “Agreement”) is entered into as of March 19, 2026, by and among TRINSEO LUXCO S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 26, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies (“RCS”) under number B153577 (“Holdings”), TRINSEO HOLDING S.À R.L., a private limited liability company (société à responsabilité limitée), organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 26, boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, registered with the RCS under number B153582 (the “Lead Borrower”), TRINSEO MATERIALS FINANCE, INC., a Delaware corporation (the “Co-Borrower” and, together with the Lead Borrower, collectively, the “Borrowers” and each, a “Borrower”), and the Lenders party hereto.

RECITALS

A.            The Borrowers, Holdings, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent (in such capacity, the “Agent”) and the Lenders are parties to that certain Credit Agreement, dated as of September 6, 2017 (as has been or may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which, among other things, Lenders agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and other financial accommodations to the Borrowers. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

B.            The Lenders party hereto (the “Consenting Lenders”) constitute the Required Lenders under the Credit Agreement.

C.            The Borrowers, Holdings and the Consenting Lenders desire to amend the Credit Agreement in accordance with Section 10.01 of the Credit Agreement on the terms and subject to the conditions set forth herein.

D.            As of the date hereof, the Events of Default identified as “Potential Defaults” on Exhibit A hereto (collectively, the “Specified Defaults”) may occur prior to the expiration of the Waiver Period (as hereinafter defined).

E.            The Borrowers have requested that during the Waiver Period, the Consenting Lenders (sometimes referred to herein individually as a “Lender Party” and collectively as the “Lender Parties”) agree to (i) temporarily waive their default-related rights and remedies against the Borrowers and the other Loan Parties solely with respect to the Specified Defaults and (ii) permit the Borrowers to continue or convert Term Loans as Benchmark Rate Loans, notwithstanding the occurrence of any Specified Defaults.

F.             Subject to the terms and conditions set forth herein, the Lender Parties have agreed to (i) temporarily waive their default-related rights and remedies against the Borrowers and the other Loan Parties solely with respect to the Specified Defaults and (ii) permit the Borrowers to continue or convert Term Loans as Benchmark Rate Loans, notwithstanding the occurrence of any Specified Defaults.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments to Credit Agreement. The Borrowers, Holdings and the Lender Parties agree that, effective as of the Waiver Effective Date:

(a)            The definition of “Unrestricted Subsidiary” is hereby amended and restated, in its entirety, as follows:

““Unrestricted Subsidiary” means (i) each Subsidiary of the Lead Borrower listed on Schedule 1.01D (ii) any Subsidiary of the Lead Borrower designated by the Board of Directors of the Lead Borrower as an Unrestricted Subsidiary pursuant to Section 6.15 subsequent to the Closing Date, (iii) from and after the 2025 Incremental Amendment Effective Date, Aristech and Altuglas, (iv) any Securitization Subsidiary, if a Subsidiary of the Lead Borrower and (v) any Subsidiary of an Unrestricted Subsidiary.”

(b)            Clause (ii) of Section 6.01(a) of the Credit Agreement is hereby amended and restated, in its entirety, as follows:

“(ii) [reserved]”

(c)            Sections 6.01(c) and 6.01(d) are hereby amended and restated, in their entirety, as follows:

“(c)	[reserved];

(d)	[reserved].”

(d)            The first paragraph after Section 6.01(d) is hereby amended and restated, in its entirety, as follows:

“Notwithstanding the foregoing, the obligations in Section 6.01(b) may be satisfied with respect to financial information of the Lead Borrower and the Restricted Subsidiaries by furnishing the Lead Borrower’s (or any Parent’s) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that to the extent such information relates to a Parent, such information is accompanied by unaudited consolidating information that explains in reasonable detail the differences between the information relating to such Parent, on the one hand, and the information relating to the Lead Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand.”

(e)            Section 7.04(g) is hereby amended and restated, in its entirety, as follows:

“(g)       any Restricted Subsidiary and the Co-Borrower may effect a merger, amalgamation, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05;”

(f)            Section 7.05(n) is hereby amended and restated, in its entirety, as follows:

“(n)       Dispositions of property; provided that (i) [reserved] and (ii) with respect to any Disposition pursuant to this clause (n) for a purchase price equal to or greater than the greater of $20,000,000 and 0.75% of Total Assets (as determined at the time of such Disposition), the Lead Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(b), clauses (ii) and (iii) of Section 7.01(l), Section 7.01(p), Section 7.01(q), Section 7.01(s), Section 7.01(w), Section 7.01(x), Section 7.01(dd), Section 7.01(ee), Section 7.01(ff) (solely to the extent the Obligations under the Term Loans and Revolving Credit Loans that are secured on a first lien basis shall be secured on a pari passu or senior basis with such Liens), and Section 7.01(hh)); provided, however, that for the purposes of this clause (n)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on the Lead Borrower’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Lead Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that (x) are assumed by the transferee with respect to the applicable Disposition or (y) are otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Lead Borrower or its Restricted Subsidiaries) and, in each case, for which the Lead Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the Lead Borrower or the applicable Restricted Subsidiary from such transferee that are converted by the Lead Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (C) aggregate non-cash consideration received by the Lead Borrower or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such non-cash consideration is received) not to exceed the greater of $100,000,000 and 4.25% of Total Assets, as determined at the time of such Disposition (net of any non-cash consideration converted into cash and Cash Equivalents);”

SECTION 2.  Limited and Temporary Waiver; Covenant.

(a)            Effective as of the Waiver Effective Date (as hereinafter defined), each Consenting Lender agrees that until the expiration or termination of the Waiver Period (as defined below), it (i) temporarily waives its right to exercise each and every default-related right and remedy under the Loan Documents, as modified hereby, and/or applicable Law, but solely with respect to any of the Specified Defaults, (ii) temporarily waives any right to accelerate the Obligations or make any demand for payment under the Loan Documents, as modified hereby, but solely as a result of the Specified Defaults, (iii) temporarily waives its right to require the Borrowers to pay interest at the Default Rate under the Credit Agreement (including pursuant to Sections 2.08 thereof), as modified hereby, as a result of the Specified Defaults and (iv) temporarily waives its right under the Loan Documents to prevent Term Loans from being continued or converted as Benchmark Rate Loans, including under Section 2.02(c) of the Credit Agreement; provided, however,

(i)            each Loan Party shall comply with all limitations, restrictions or prohibitions that would be effective or applicable under the Loan Documents, as modified hereby, if any Default or Event of Default had occurred and was continuing;

(ii)           nothing herein shall restrict, impair or otherwise affect any Lender Party’s rights and remedies under any agreements containing subordination provisions in favor of any or all of the Lender Parties (including, without limitation, any rights or remedies available to the Lender Parties as a result of the occurrence or continuation of the Specified Defaults) or amend or modify any provision thereof; and

(iii)          nothing herein shall restrict, impair or otherwise affect any Lender Party’s rights or remedies with respect to any Default or Event of Default that is not a Specified Default.

(b)            As used herein, the term “Waiver Period” shall mean the period beginning on the Waiver Effective Date and ending on the earliest to occur of (the occurrence of clause (i), (ii) or (iii), a “Termination Event”): (i) the occurrence of any Event of Default under subsection 8.01(f) of the Credit Agreement (a “Bankruptcy Default”), (ii) the date on which the Agent or Required Lenders delivers to the Borrowers a notice terminating the Waiver Period, which notice may be delivered at any time upon or after the occurrence of any Waiver Default (as hereinafter defined), and (iii) April 30, 2026, which date may be extended by written agreement of the Required Lenders (email of counsel to the Required Lenders being sufficient). As used herein, the term “Waiver Default” shall mean (A) the occurrence of any Event of Default under Section 8.01 other than the Specified Defaults, (B) termination or expiration of any other forbearance or waiver granted by the lenders in respect of the Super HoldCo Credit Agreement, the Superpriority Credit Agreement, or any other Indebtedness, in each case, with an outstanding principal amount in excess of the Threshold Amount, with respect to any Specified Default and (C) the repudiation and/or assertion of any defense by any Loan Party with respect to this Agreement or any Loan Document, as each has been modified hereby.

(c)            Upon the occurrence of a Termination Event, the agreement of the Lender Parties hereunder to temporarily waive their default related rights and remedies as a result of the Specified Defaults shall automatically and immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrowers and the other Loan Parties each waives. The Borrowers and the Lender Parties agree that any or all of the Lender Parties may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement, any other Loan Document, and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Lender Parties may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) commence any legal or other action to collect on any or all of the Obligations from the Borrowers, any Loan Party and/or any Collateral, (ii) foreclose or otherwise realize on any or all of the Collateral and/or appropriate, setoff or apply to the payment of any or all of the Obligations, and (iii) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement any other Loan Document, and/or applicable law, all of which rights and remedies are fully reserved by the Lender Parties.

(d)            The Borrowers and the other Loan Parties each acknowledges that the Lender Parties have not made any assurances concerning (i) any possibility of an extension of the Waiver Period, (ii) the manner in which or whether the Specified Defaults may be resolved, or (iii) any additional forbearance, waiver, restructuring, or other accommodations.

(e)            The parties hereto agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that the Lender Parties may be entitled to take or bring in order to enforce their respective rights and remedies against the Borrowers or any other Loan Party is, to the fullest extent permitted by law, tolled and suspended during the Waiver Period.

(f)            The Borrowers and the other Loan Parties each acknowledges and agrees that any financial accommodation, if any, which any Lender Party makes on or after the Waiver Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the other covenants, agreements, representations and warranties of the Borrowers and the other Loan Parties hereunder.

SECTION 3.  [Reserved].

SECTION 4.  Representations, Warranties and Covenants of the Borrowers and other Loan Parties.

To induce the Lender Parties to execute and deliver this Agreement, each of the Borrowers and other Loan Parties represents, warrants and covenants that, as of the date hereof:

(a)            Such Loan Party is duly authorized to execute and deliver this Agreement and is duly authorized to perform its obligations under the Credit Agreement and the other Loan Documents to which it is a party;

(b)            Except with respect to the Specified Defaults, the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement, in each other Loan Document, and in Section 4 hereof shall be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and

(c)            The execution and delivery of this Agreement by such Loan Party does not (i) contravene the terms of the Organization Documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than as permitted by Section 7.01 of the Credit Agreement) under (x) any Contractual Obligation to which such Loan Party is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law; in the case of the foregoing clauses (ii) and (iii), except to the extent such conflict, breach, violation or contravention could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.  Ratification Of Liability.

The Borrowers and the other Loan Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations under or with respect to the Credit Agreement, as modified hereby, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document. The Borrowers and the other Loan Parties further agree and reaffirm that the Loan Documents to which they are parties now apply to all Obligations as defined in the Credit Agreement, (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document). Each such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Loan Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender Party, nor constitute a waiver of any provision of any of the Loan Documents nor constitute a novation of any of the Obligations under the Credit Agreement or other Loan Documents.

SECTION 6.  Reference To And Effect Upon The Credit Agreement.

(a)            Except as expressly modified by this Agreement, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement, and other Loan Documents, and all rights of the Lender Parties and all of the Obligations, shall remain in full force and effect. The Borrowers and the other Loan Parties hereby confirm that, except as expressly modified by this Agreement, the Credit Agreement, and the other Loan Documents are in full force and effect and that neither the Borrowers nor any other Loan Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.

(b)            Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) create any obligation to continue to defer any enforcement action after the occurrence of any Event of Default, (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Documents nor constitute a novation of any of the Obligations under the Credit Agreement or other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of any Lender Party, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each Lender Party reserves all of its rights, powers, and remedies under the Credit Agreement, the other Loan Documents and applicable law.

(c)            From and after the Waiver Effective Date, the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)            Except as expressly provided in Section 2 hereof, no Lender Party has waived, is by this Agreement waiving, and has no intention of waiving (regardless of any delay in exercising such rights and remedies), any Default or Event of Default that may be continuing on the date hereof or any Event of Default that may occur after the date hereof (whether the same or similar to the Specified Defaults or otherwise), and no Lender Party has agreed to forbear with respect to any of its rights or remedies concerning any Events of Default, that may have occurred or are continuing as of the date hereof, or that may occur after the date hereof.

SECTION 7.  Loan Document; Costs And Expenses.

This Agreement is a Loan Document. The Borrowers acknowledge that the Lender Parties’ reasonable and documented or invoiced out-of-pocket expenses (including the reasonable and documented out-of-pocket fees, disbursements and other charges of one primary external counsel) incurred in connection with this Agreement shall be paid by the Borrowers subject to and in accordance with Section 10.04 of the Credit Agreement.

SECTION 8.  Governing Law, etc.

This Agreement is governed by, and is to be construed in accordance with, the laws of the State of New York and shall be further subject to the provisions of Sections 10.15 and 10.16 of the Credit Agreement, mutatis mutandis. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

SECTION 9.  Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement; provided that the failure to deliver such manually signed counterpart shall not affect the validity or effectiveness of this Agreement.

SECTION 10.  Severability.

The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 11.  Further Assurances.

The Borrowers and each other Loan Party agrees to take all further actions and execute all further documents as the Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 12.  Section Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 13.  Notices.

All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Credit Agreement.

SECTION 14.  Effectiveness.

This Agreement shall become effective as of the first date (the “Waiver Effective Date”) on which each of the following conditions shall have been satisfied (or waived by the Required Lenders):

(a)            the Agent (or its counsel) shall have received:

(i)            duly executed signature pages for this Agreement signed by the Required Lenders, the Borrowers and Holdings; and

(ii)           the written consent of Alter Domus (US) LLC consenting to this Agreement in accordance with Section 9(b) of the 2023 Incremental and Refinancing Amendment.

SECTION 15.  Assignments; No Third Party Beneficiaries.

This Agreement shall be binding upon and inure to the benefit of the Borrowers, the other Loan Parties, the Lender Parties and their respective successors and assigns; provided, that neither the Borrowers nor any other Loan Party shall be entitled to delegate any of its duties hereunder or to assign any of its rights or remedies set forth in this Agreement without the prior written consent of the Agent in its sole discretion. No Person other than the parties hereto shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

SECTION 16.  Final Agreement.

This Agreement, the Credit Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the “Borrower/Lender Documents”) set forth in full the terms of agreement between the parties hereto and thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. Except as provided therein, no term of the Borrower/Lender Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Any Lender Party’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.

[Signature pages to follow]

IN WITNESS WHEREOF, this 2026 Limited Waiver and Amendment has been executed by the parties hereto as of the date first written above.

TRINSEO HOLDING S.À R.L.,		TRINSEO MATERIALS FINANCE, INC.,
as Lead Borrower		as Co-Borrower

By:	/s/ David Stasse	By:	/s/ David Stasse

Name:	David Stasse	Name:	David Stasse
Title:	Manager	Title:	Executive Vice President and Chief Financial Officer

TRINSEO LUXCO S.À R.L.,

as Holdings

By:	/s/ David Stasse

Name:	David Stasse
Title:	Manager

[SIGNATURE PAGE TO 2026 LIMITED WAIVER AND AMENDMENT]

TRINSEO LUXCO FINANCE SPV S.À R.L.,

as a Lender

By:	/s/ David Stasse

Name:	David Stasse
Title:	Manager

[SIGNATURE PAGE TO 2026 LIMITED WAIVER AND AMENDMENT]

Exhibit A (Potential Defaults)

Any Event of Default under the Credit Agreement or Loan Documents as a result of, or related to (i) the failure to make payments, beyond the applicable grace period, with respect to the Credit Agreement; (ii) the failure to make payments, beyond the applicable grace period, with respect to the Super HoldCo Second Lien Indenture and/or the Super HoldCo Credit Agreement (including any “Event of Default” arising under and as such term is defined in the Super HoldCo Second Lien Indenture or Super HoldCo Credit Agreement, as applicable, as a result thereof); (iii) the failure to provide notice of the foregoing under the Credit Agreement, the Super HoldCo Second Lien Indenture and/or the Super HoldCo Credit Agreement (including any “Event of Default” arising under and as such term is defined in the Credit Agreement, Super HoldCo Second Lien Indenture or Super HoldCo Credit Agreement, as applicable, as a result thereof); (iv) any “Default”, “Event of Default”, “Potential Amortization Event” or “Amortization Event” under any other Indebtedness as a result of any of the foregoing (including as a result of the failure to provide notice thereof pursuant to the terms thereof); and (v) any failure to give notice with respect to any of the foregoing.